Exhibit 16(c)(viii)

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Project Savanna PROCESS UPDATE MAY 31, 2024 HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Confidential Treatment Requested on 4 pages, confidential information filed separately with the SEC

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY ƒ Claritas: 6:30pm dinner with May 20 ƒ Claritas: 9am diligence meeting with ƒ Deliverable: databook with monthly 2024 Income Statement, Cash Flow, and Balance Sheet May 21 ƒ Altaris: 11:30am K&E legal diligence session, 2:30pm K&E call, 3:30pm Life Sciences call ƒ Claritas: 2pm Liberty IT diligence meeting ƒ Deliverables: Enterprise build showing pricing and margin, LTM capex by channel May 22 ƒ Altaris: 8am Crosslake Tech diligence session, 3pm EY Financial diligence session ƒ Deliverable: master employee census data May 23 ƒ Altaris: 2:30pm EY Tax diligence session ƒ Deliverable: AR/AP Aging May 24 May 27 ƒ Altaris: 10am Crosslake technology diligence session, 11am Aon benefits/insurance diligence session ƒ Claritas: 4:30pm Grant Thornton tax basis session May 28 ƒ Altaris: Dinner with Jeff and Brent ƒ Claritas: 2:30pm Grant Thornton Financial diligence session ƒ : Legal call with Carrie and Lynn May 29 ƒ Altaris: Morning working session with Jeff, Brent, Justin, and Dawn, 2:30pm EY Financial ƒ : 4:30pm Deloitte Financial diligence session May 30 ƒ Altaris: 10am Crosslake technology diligence session, 3:30pm EY Financial follow-up diligence session ƒ Claritas: tentative 1pm diligence tracker sync May 31 June 3 ƒ Altaris: 10am Product Demo June 4 June 5 June 6 June 7 ƒ Bid deadline June 10 Altaris: Altaris Databook Review, ERM ESG, EY Tax Session Claritas: Dinner with : Tax Diligence (tentative), Data & Governance, : , K&E Legal, Life Sciences, Enterprise, Provider, Deloitte Operating, Deloitte Tax, Deloitte Financial Follow-up Calls to be scheduled ƒ Latest cap table ƒ Transaction expenses ƒ Audit workpaper review Key deliverables 2 Monday Tuesday Wednesday Thursday Friday Timeline to June 10th *Confidential treatment requested

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

Open Diligence Requirements: Altaris

Diligence Calls

- **Crosslake Technology Session III** (scheduled for 5/31 10:00am-12:00pm ET)
  - Additional 2 hours with management to discuss remaining technology/software items, including Provider and Life Sciences platform overviews
- **EY Follow-up Financial Due Diligence Session** (scheduled for 5/31 3:30-5:00pm ET)
  - 1.5-2 hours to cover certain items related to the P&L and Balance Sheet
- **Product Demo** (scheduled for 6/4 10:00-11:00am ET)
- **EY Tax Session** (to be scheduled)
  - 30 minutes to ensure EY is focusing / prioritizing on the right things
- **Altaris Databook Review** (to be scheduled)
  - 45 minutes to discuss questions Altaris had following their review of the databook
- **ERM ESG Diligence Session** (to be scheduled)

Diligence Requests

- **Altaris Diligence Request List:**
  - Capex detail by segment for 2022, similar to what was already provided for LTM Q1 2024
  - Updated cap table and estimated transaction expenses estimated for 5/24
  - Details on KPIs for Life Sciences and CareLinx
- **EY Financial and Tax Request List:**
  - Audit workpaper review
  - Deferred / unearned revenue roll forward at BU level
  - US General and Federal Tax
- **Aon Insurance & Benefits Diligence List:**
  - Insurance policies, claims data, cyber risk, collateral, US workers compensation
  - Retirement, detailed benefit plans, employee census, independent contractor agreements
- **K&E Legal Diligence List:**
  - Labor, executive compensation, employee benefits, real estate, environmental reports, IP, healthcare, historical M&A activity and pipeline, and supplier, customer, and employee contracts
- **Crosslake Technology Diligence List:**
  - Security assessments and audit reports of the product software, data integration documentation, backup plan
  - Software architecture, software development lifecycle, inventory of critical enterprise systems
- **ERM ESG Diligence List:**
  - Environmental, Social, and Governance initiatives and policies
  - Diversity, Equity, and Inclusion strategy and policies

Houlihan Lokey | 3

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: Claritas Capital 4 ƒ Dinner (with Jeff) (to be scheduled) ƒ Claritas Diligence Question List: ‒ Financial diligence, remaining open items focused on capitalization table and Change in Control agreements ƒ Data Request List: ‒ Revenue bridge between 2023A to Q1 2024 actuals to 2024E to 2025E by segment, with as much supporting pipeline detail as possible; highlighting impact from existing customers, expected churn, expected new customers (signed deals / go live dates), and go get ‒ Detailed market sizing by segment/customer type as well as market share for key competitors ‒ Detailed 5-year P&L and quarterly revenue forecasted by customer (back-up, formulaic model in Excel) ‒ Potential buyers for Provider and Life Sciences ƒ Grant Thornton Financial & Tax Diligence: ‒ Reviewing the latest databook and may have additional follow-up Quality of Earnings questions ‒ Audit workpaper review ‒ Detail on 1099 audit in CA and copies of 1099s ‒ International tax (Brazil, Ireland, Germany) ƒ Ropes & Gray Legal Diligence: ‒ Corporate Records and Organization ‒ Financing and Indebtedness ‒ Litigation, Government and Regulatory Issues ‒ Commercial Arrangements ‒ Real Property; Environmental Matters; Personal Property ‒ Intellectual Property and Information Technology ‒ Data Privacy ‒ Employment, Executive Compensation, and Benefits ‒ Antitrust ‒ Compliance, Risk Management and Auditors ‒ Updated cap table and estimated transaction expenses ‒ Equity award agreements (included in new cap table) and all material contracts/agreements after 1/1/24 Diligence Calls Diligence Requests *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: 5 ƒ Data & Governance Call (to be scheduled) ‒ Call with CISO to get voiceover on deidentification process, data warehousing/clean room process, and data permissioning ƒ Tax Diligence Call (tentative) ƒ (to be scheduled) Diligence ‒ To discuss the litigation Calls ƒ Diligence List: ‒ Access to the full VDR ‒ Monthly P&L including Revenue Detail (i.e. by segment and product) and Expense Detail - 2022 through YTD 2024 including an April flash ‒ Monthly balance sheet and cash flow forecast for the balance of 2024. ‒ Summary of pending or threatened disputes, claims or litigation related to Company or its business, including (i) the dispute with , (ii) any shareholder litigation, and (iii) any alleged claim or threatened claim by current or former Diligence employees or alleged infringement (provide copies of any related legal documents) Requests Discuss information to provide to *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: 6 ƒ (to be scheduled) ‒ Discuss the litigation ƒ K&E Legal Diligence (to be scheduled) ‒ Separation issues, including corporate, tech & IP and benefits matters ƒ Life Sciences Session (to be scheduled) ‒ 45 minutes to discuss pipeline and revenue tracking update, operational flow, and cashflow dynamics / bad debt ƒ Provider Session (to be scheduled) ‒ 30 minutes to discuss pipeline and revenue tracking update ƒ Enterprise Session (to be scheduled) ‒ 90 minutes to discuss pipeline, top clients, future salesforce and capex strategy, and costs (Shannon’s findings and detail around future savings opportunities) ƒ Deloitte Financial Session Follow-up (to be scheduled) ƒ Deloitte Operating Session (to be scheduled) ‒ Discussion focused on operating model and allocations ƒ Deloitte Tax Session (to be scheduled) ƒ Deloitte Financial, Tax, and Operations Request List: ‒ Audit workpaper review ‒ Detailed monthly trail balances at the GL account level by channel ‒ underlying supporting calculations and assumptions used for the Mar-24 TTM corporate allocations between the channels ‒ Bridge/cross walk for EBITDA adjustments to understand each adjustment on a monthly basis by channel ‒ Monthly schedule of historical and forecasted capitalized labor amounts for Mar-24 TTM and FY 2024 forecast ‒ Monthly spend related to offshore vendor spend that is replacing the on-shore personnel costs ‒ Vendor spend on a monthly basis for FY22, FY23 and YTD Mar-24 ‒ Globalization / cost savings detail ‒ Detailed monthly/quarterly summary of deferred revenue and contract liabilities by customer / project ‒ Related party and transfer pricing studies ‒ Supporting calculations for Carelinx section 382 limitation ‒ Tax basis balance sheet ‒ Overview of Sales & Marketing organization and go-to-market across segments ‒ Information on payroll, benefits, employee issues (legal), and HRIS ƒ K&E Legal Diligence: ‒ Detail on employee litigation ‒ Detail on the Carelinx California Employment Development Dept. Audit Diligence Calls Diligence Requests *Confidential treatment requested